TONIX PHARMACEUTICALS HOLDING CORP. 8-K

Exhibit 99.03

TNX - 1500, an Fc - modified Anti - CD154 Antibody, Prolongs Nonhuman Primate Cardiac Allograft Survival Shuhei Miura 1 , Zahra H. Abady 1 , Franziska Pollok 1 , Madelyn Ma 1 , Kohei Kinoshita 1 , Siobhan Fogarty 2 , Patrick Maguire 2 , Bruce Daugherty 2 , Seth Lederman 2 , Richard N. Pierson III 1 1 Center for Transplantation Sciences, Massachusetts General Hospital, Boston MA, 2 Tonix Pharmaceuticals, Chatham, NJ, USA

Shuhei Miura, MD, Research fellow Center for Transplantation Sciences, Massachusetts General Hospital, Boston MA I have no financial relationships with commercial interests to disclose AND My presentation does not include discussion of off - label or investigational use. SF, BD and SL are Tonix employees, and PM is a Tonix consultant This work was supported by Tonix through a Sponsored Research Agreement.

ATC2022 JUNE 4–8, 2022 / BOSTON, MA
JOHN B. HYNES CONVENTION CENTER
atcmeeting.org

Background TNX-1500,* a novel Fc-Modified-anti CD154 mAb

TONIX PHARMACEUTICALS


Ruplizumab full Fab
FcγR-modulated Fc region
Mutated FcγR-binding region
FcRn-binding region

- The development of humanized 5c8 (ruplizumab) was halted due to thrombotic complications seen in human clinical trials, associated with anti-CD154 Abs to an Fcγ receptor-binding.
- Several Abs engineered to down-modulate FcγR-binding, successfully avoided thrombosis, however, reduced Fc functionality was associated with reduced efficacy as monotherapy in NHP kidney transplant models.

Ferrant, et al. International Immunology 2004
Kim, et al. AST 2017

- We evaluated the preserved functional ability of TNX-1500 (TNX), containing the hu5c8 Fab and an IgG4 Fc region engineered to reduce FcγR-binding associated with the risk of thrombosis in a NHP heart transplant model.

*TNX-1500 is an investigational new biologic, and has not been approved for any indication.

ATC2022 JUNE 4–8, 2022 / BOSTON, MA
JOHN B. HYNES CONVENTION CENTER
atcmeeting.org

Methods

Treatment Group

Group-1 : Low-dose TNX-1500 monotherapy **(loTNX regimen, n=4)**

Group-2 : Low-dose TNX-1500 + MMF **(loTNX+MMF regimen, n=4)**

Group-3 : Standard-dose TNX-1500 monotherapy **(sTNX regimen, n=5)**

Control : hu5c8 monotherapy **(Reference regimen, n=5)**


Heterotopic abdominal allo-heart Tx
Protocol biopsies : POD 45 and 90
EOS : POD 180
d0 3 7 14 21 28 35 42 56 63 70 77 84 91 98 105 112 119 126 133 140 147 154 161 168 175 180
30mg/kg Twice weekly
10mg/kg weekly
20mg/kg monthly
30mg/kg Twice weekly
10mg/kg weekly
20mg/kg monthly
MMF 200mg/day PO daily
30mg/kg Twice weekly
20mg/kg weekly
30mg/kg Twice weekly
10mg/kg weekly
20mg/kg monthly

Results - 1 Allograft Survival Treatment Group MST (range) hu5c8 133 days (90 - 173) loTNX 99 days (35 - 183) loTNX + MMF 88 days (58 - 146) sTNX >265 days (116 - 305) Explant of beating graft Rejection after cessation of sTNX treatment P<0.05 for all comparisons against sTNX

Results - 2 Anti - donor - alloantibody elaboration loTNX (n=4) loTNX + MMF (n=4) sTNX (n=5)

LoTNX monotherapy Day 111 Day 181 LoTNX + MMF sTNX monotherapy Day 93 A B C D E F H&E (x20) H&E (x10) H&E (x20) C4d (x20) Results - 3 Representative cardiac pathology at explant

Results - 4 Platelet counts No thromboembolic complications were observed.

Results - 5 ISHLT scores CAV severity scores

ATC2022 JUNE 4–8, 2022 / BOSTON, MA
JOHN B. HYNES CONVENTION CENTER
atcmeeting.org

Conclusion

- Blockade of CD154 with TNX-1500 monotherapy consistently and safely prevented pathologic alloimmunity in a NHP cardiac allograft model at least as effectively as hu5c8 monotherapy, without clinical thrombotic events.

- "Standard-dose" TNX-1500 regimen was associated with prolonged allograft survival relative to "low-dose" maintenance regimen, with or without MMF, as supported by prevention of antidonor alloAb elaboration, reduced ISHLT and CAV severity scores.